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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               EATON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

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

                             [EATON COVER ARTWORK]



                               PROXY STATEMENT

                                      &

                              NOTICE OF MEETING



                     1996 ANNUAL MEETING OF SHAREHOLDERS


                                 [EATON LOGO]

NOTICE OF MEETING

The 1996 annual meeting of Eaton Corporation shareholders will be held Wednesday, April 24, at 10:30 a.m. local time at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, for the purpose of:

1. Electing directors;

2. Ratifying the appointment of independent auditors; and

3. Considering reports and such other business as may properly come before the meeting.

These matters are more fully described in the following pages.

The record date for the meeting has been fixed by the Board of Directors as the close of business on February 26, 1996. Shareholders of record at that time are entitled to vote at the meeting.

By order of the Board of Directors

/s/ Earl R. Franklin

Earl R. Franklin
Secretary

March 18, 1996
-------------------------------------------------------------------------------
Your Vote Is Important

To vote your shares, please indicate your choices, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope. You will save your Company the expense of a second mailing by returning your proxy card promptly.
-------------------------------------------------------------------------------

                                    CONTENTS

                                        PAGE
                                        -----
PROXY STATEMENT ........................    3
Proxy Solicitation .....................    3
Voting at the Meeting ..................    3
Election of Directors ..................    4
Board Committees .......................    8
Transactions with Associates of Eaton
  Directors, Nominees and Executive
  Officers .............................    9
Compensation of Directors ..............    9
Executive Compensation .................   10
Ratification of the Appointment of
  Independent Auditors .................   23
Other Business .........................   23
Security Ownership by Management........   23
Future Shareholder Proposals ...........   24

PROXY STATEMENT

EATON CORPORATION
Eaton Center
Cleveland, Ohio 44114-2584
(216) 523-5000

----------------------------------------------

This proxy statement and the accompanying proxy form are scheduled to be sent to shareholders on March 18, 1996. Eaton's annual report for the year ended December 31, 1995 is scheduled to be mailed to shareholders beginning March 14, 1996.

PROXY SOLICITATION

Eaton's Board of Directors solicits your proxy, in the form enclosed, for use at the 1996 annual meeting of shareholders and at any adjournments thereof. The persons appointed by the enclosed form of proxy have advised the Board that it is their intention to vote at the meeting in compliance with instructions on all forms of proxy tendered by shareholders and, where no contrary instruction is indicated on the proxy form, for the election of the persons nominated to serve as directors and for ratification of the appointment of Ernst & Young LLP as independent auditors. These matters are described in the following sections of this proxy statement.

Any shareholder giving a proxy in the form enclosed has the power to revoke it by giving Eaton written notice before the meeting or by revoking it at the meeting. All properly executed proxies not revoked will be voted at the meeting.

In addition to soliciting proxies through the mail, certain employees may solicit proxies in person or by telephone or facsimile. Eaton has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for a fee estimated at $7,000. Brokerage firms, nominees, custodians and fiduciaries may be requested to forward proxy soliciting material to the beneficial owners of shares of record. All reasonable soliciting costs will be borne by Eaton.

VOTING AT THE MEETING

Each Eaton shareholder of record at the close of business on February 26, 1996 is entitled to one vote for each share then held. On February 26th, 77,673,349 Eaton common shares (par value, 50c each) were outstanding and entitled to vote.

At the 1996 annual meeting, in accordance with Ohio law and Eaton's Amended Regulations, the inspectors of election appointed by the Board of Directors for the annual meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by Ohio law and Eaton's Amended Regulations, Eaton shareholders present in person or by proxy at the 1996 annual meeting will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. The inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the 1996 annual meeting.

Director nominees receiving the greatest number of votes will be elected directors. Votes withheld in respect of the election of directors will not be counted in determining the outcome of the election. Adoption of all other proposals to come before the 1996 annual meeting will require the affirmative vote of the holders of a majority of the outstanding Eaton common shares, which requirement is consistent with the general vote requirement in Eaton's Amended

Articles of Incorporation. The practical effect of this vote requirement will be that abstentions and shares held in "street name" by brokers that are not voted in respect of such proposals will be treated the same as votes cast against such proposals.

As provided by Ohio law, each shareholder is entitled to cumulative voting rights in the election of directors if any shareholder gives written notice to the President or a Vice President or the Secretary of Eaton at least 48 hours before the time fixed for the meeting, stating that cumulative voting is desired, and if an announcement of such notice is made at the beginning of the meeting by the Chairman or Secretary, or by or on behalf of the shareholder who gave the notice. If cumulative voting is in effect with respect to an election of directors, each shareholder has the right to cumulate his or her voting power by giving one nominee that number of votes which equals the number of directors to be elected multiplied by the number of the shareholder's votes, or by distributing his or her votes on the same principle among two or more nominees, as he or she sees fit. In the event that cumulative voting is in effect with respect to an election of directors, the persons named in the proxy will vote the shares represented by the proxy cumulatively for such of the nominees as they may in their discretion determine, except that no votes with respect to any proxy will be cumulated for any nominee for whom the shareholder executing the proxy has directed that his or her vote be withheld.

1. ELECTION OF DIRECTORS

The Board of Directors is presently composed of eleven members. The terms of four directors will expire in April, 1996, and those directors have been nominated for re-election. Three of the nominees were elected at the 1993 annual meeting, and one was elected at the 1994 annual meeting. (See page 5.)

Following is biographical information about each nominee and each director continuing in office.

NOMINEES FOR ELECTION TO TERMS ENDING IN 1999 OR WHEN THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED:

[PHOTO]                  [PHOTO]                  [PHOTO]                  [PHOTO]
CHARLES E. HUGEL, 67,    JOHN R. MILLER, 58, is   FURMAN C. MOSELEY, 61,   VICTOR A. PELSON, 58, is
is former Chairman       President and Chief      is Chairman of           Executive Vice President
and Chief Executive      Executive Officer of     Sasquatch Publishing     of AT&T and Chairman of
Officer of Combustion    TBN Holdings Inc., an    Company. He is former    AT&T's Global Operations
Engineering, Inc., a     environmental company    President of Simpson     Team. Mr. Pelson began
provider of products     engaged primarily in     Investment Company,      his career with AT&T in
and services for the     the resource recovery    holding company for      1959 and has served in
power, process,          and recycling business.  Simpson Paper Company    many executive
automation,              He was President, Chief  and Simpson Timber       positions, most recently
environmental control    Operating Officer and a  Company. He was          as Group Executive and
and other markets. Mr.   director of The          Chairman of Simpson      President responsible
Hugel became President   Standard Oil Company     Paper from 1969 to       for AT&T's
and Chief Executive      from August, 1980        January, 1995 and        Communications Services
Officer of Combustion    through March, 1986.     retired as President of  Group. He is a director
Engineering, Inc., in    Mr. Miller formerly      Simpson Investment in    of AT&T, as well as a
April, 1984 and          served as Chairman of    July, 1995. Mr. Moseley  member of its Management
Chairman and Chief       the Federal Reserve      is a director of Owens-  Executive Committee. He
Executive Officer in     Bank of Cleveland and    Corning Fiberglas        will retire from AT&T at
July, 1988. He was       is a director of         Corporation.             the end of March, 1996.
Chairman of Asea Brown   American Waste           DIRECTOR SINCE 1975      Mr. Pelson is a director
Boveri Inc. from         Services, Inc.                                    of United Parcel
January, 1990 to         DIRECTOR SINCE 1985                               Service.
February, 1991 and,                                                        DIRECTOR SINCE 1994
until his retirement in
December, 1991, was
advisor to the Chief
Executive Officer. Mr.
Hugel is a director of
Pitney Bowes Inc.
DIRECTOR SINCE 1978

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL APRIL, 1997:

[PHOTO]                  [PHOTO]                  [PHOTO]                  [PHOTO]
ALEXANDER M. CUTLER,     PHYLLIS B. DAVIS, 64,    STEPHEN R. HARDIS, 60,   GARY L. TOOKER, 56, is
44, is President and     is former Senior Vice    is Chairman and Chief    Vice Chairman and Chief
Chief Operating Officer  President, Corporate     Executive Officer of     Executive Officer of
of Eaton Corporation.    Affairs of Avon          Eaton Corporation. Mr.   Motorola, Inc., a
Mr. Cutler joined        Products, Inc., a        Hardis joined Eaton in   manufacturer of
Cutler-Hammer, Inc.      manufacturer and         1979 as Executive Vice   electronics equipment.
in 1975, which was       marketer of cosmetics,   President - Finance and  Mr. Tooker joined
subsequently acquired    toiletries and jewelry.  Administration. He was   Motorola in 1962 and
by Eaton, and became     Mrs. Davis joined Avon   elected Vice Chairman    advanced to the position
President of Eaton's     in 1968, advanced to     in 1986 and designated   of Senior Executive Vice
Industrial Group in      Group Vice President     Chief Financial and      President and Chief
1986 and President of    (U.S.) in 1977 and was   Administrative Officer.  Corporate Staff Officer
the Controls Group in    head of its sales and    He became Chief          in 1986. He became Chief
1989. He advanced to     distribution from 1985   Executive Officer in     Operating Officer in
Executive Vice           to 1988. She became      September, 1995 and      1988, President in 1990
President - Operations   Corporate Senior Vice    Chairman in January,     and Vice Chairman and
in 1991, was elected     President of Business    1996. Mr. Hardis is a    Chief Executive Officer
Executive Vice           Development in 1989 and  director of First Union  in December, 1993.
President and Chief      served as Senior Vice    Real Estate Investments  DIRECTOR SINCE 1992
Operating Officer -      President, Corporate     Trust, KeyCorp, Nordson
Controls in September,   Affairs from 1990 until  Corporation and
1993 and assumed his     her retirement in        Progressive
present position in      September, 1991. Mrs.    Corporation.
September, 1995.         Davis is a director of   DIRECTOR SINCE 1983
DIRECTOR SINCE 1993      BellSouth Corporation
                         and The TJX Companies,
                         Inc., and a trustee of
                         various open-end mutual
                         funds in the Fidelity
                         Group.
                         DIRECTOR SINCE 1991

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL APRIL, 1998:

[PHOTO]                        [PHOTO]                        [PHOTO]
NEIL A. ARMSTRONG, 65,         ERNIE GREEN, 57, is            A. WILLIAM REYNOLDS,
is former Chairman of          founder, President and         62, is Chief Executive
Computing Technologies         Chief Executive Officer        of the Old Mill Group,
for Aviation, Inc., a          of EGI, Inc., a                a private investment
computer systems               manufacturer of                firm. Mr. Reynolds is
company, a position he         automotive components.         former Chairman of
held from 1982 until           He is also President of        GenCorp Inc. He was
1992. He is a director         Florida Production             Chairman of GenCorp
of Cincinnati                  Engineering, Inc.,             from 1987 through
Milacron, Inc., Cinergy        subsidiary of EGI. He          March, 1995 and Chief
Corp., RMI Titanium            is a director of               Executive Officer from
Co., Thiokol                   Acordia, Inc., Bank            August, 1985 to July,
Corporation and USX            One, Dayton, N.A., DP&L        1994. Mr. Reynolds is a
Corporation.                   Inc. and Duriron               director of Boise
DIRECTOR SINCE 1981            Company, Inc.                  Cascade Corporation,
                               DIRECTOR SINCE 1995            Boise Cascade Office
                                                              Products Corp. and
                                                              Stant Corp. and is
                                                              Chairman of the Federal
                                                              Reserve Bank of
                                                              Cleveland.
                                                              DIRECTOR SINCE 1987

BOARD COMMITTEES -- Eaton's Board of Directors has standing Audit, Compensation, Executive, Finance, Organization and Nominating and Pension Review Committees.

Audit Committee. The functions of the Audit Committee include aiding directors in fulfilling the Board's responsibility for the quality of financial reporting, meeting with the Company's director of internal audits to review the annual internal audit plan and, subsequently, the results thereof, receiving and considering management recommendations regarding the appointment of independent auditors, meeting with the independent auditors and management to review the scope of and the plan for the annual audit and, subsequently, to review the results of the audit, reviewing any significant changes in accounting policies, reviewing the annual financial statements, serving as the auditors' access to the Board (for both internal and independent auditors) and providing oversight with respect to matters of business ethics. The Audit Committee held three meetings in 1995. The present members are Mrs. Davis and Messrs. Green, Hugel and Reynolds.

Compensation Committee. The functions of the Compensation Committee include recommending to the Board of Directors the salary of each elected officer and the retainer and attendance fees for non-employee directors, increasing or decreasing the incentive compensation pools generated under the corporate Executive Incentive Compensation Plan by up to 10%, establishing and determining the attainment of performance objectives under the Company's long-term incentive plans, administering stock option plans and the Incentive Compensation Deferral Plan, reviewing compensation and benefit plans as they relate to key employees to determine that those plans remain equitable and competitive, as well as developing a program to analyze and recommend such plans for the long range, and evaluating the performance of the Chief Executive Officer. The Compensation Committee held seven meetings in 1995. The present members are Messrs. Armstrong, Hugel, Miller, Moseley, Pelson and Tooker.

Executive Committee. The functions of the Executive Committee include all of the functions of the Board of Directors other than the filling of vacancies in the Board of Directors or in any of its committees. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. It did not meet in 1995. Mr. Hardis is a member for the full twelve-month term; each of the non-employee directors serves a four-month term.

Finance Committee. The functions of the Finance Committee include the periodic review of Eaton's financial condition and the recommendation of financial policies, analyzing Company policy regarding its debt-equity relationship, reviewing and making recommendations regarding the Company's dividend policy, reviewing the Company's cash flow, proposals for long- and short-term debt financing and the risk management program. The Finance Committee held three meetings in 1995. The present members are Messrs. Armstrong, Miller, Moseley, Reynolds and Tooker.

Organization and Nominating Committee. The functions of the Organization and Nominating Committee include recommending and attracting qualified candidates as director nominees, recommending the number of directors to serve for each ensuing year, reviewing and recommending changes in the function and responsibility of each of the Board's committees, reviewing the evaluation of the performance of each officer (excluding the Chief Executive Officer), reviewing the succession planning for key officer positions, reviewing proposed organization or responsibility changes at the officer level and recommending the candidate to assume the position of Chief Executive Officer should the position become vacant due to unforeseen circumstances. The Organization and Nominating Committee held four meetings in 1995. The present members are Messrs. Armstrong, Hardis, Hugel, Miller, Moseley, Pelson and Tooker.

The Organization and Nominating Committee will consider persons for nomination to stand for election as directors who are recommended to it in writing by any Eaton shareholder. Any shareholder wishing to submit a recommendation to the committee for consideration as a nominee for election at the annual meeting of shareholders to be held in 1997 should send a signed letter of recommendation, to be received before November 8, 1996, to the following address: Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, attention Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a director.

Pension Review Committee. The functions of the Pension Review Committee include periodically meeting with management pension committees and any other fiduciaries appointed by the Board, reviewing their performance and reporting to the Board suggested modifications to employee pension or profit-sharing retirement plans. The committee may retain the services of consultants to assist in the performance of its duties and responsibilities. The Pension Review Committee held two meetings in 1995. The present members are Mrs. Davis and Messrs. Green, Hugel and Pelson.

The Board of Directors held nine meetings in 1995. All of the directors attended at least 75% of the meetings of the Board and its committees. Attendance at meetings of the Board and its committees as a whole averaged 94%.

TRANSACTIONS WITH ASSOCIATES OF EATON DIRECTORS, NOMINEES AND EXECUTIVE
OFFICERS -- In the ordinary course of business during 1995, Eaton made purchases in the amount of approximately $15,663,000 from AT&T, of which Victor A. Pelson is Executive Vice President and Chairman of the Global Operations Team; purchases in the amount of approximately $4,066,000 from GenCorp Inc., of which
A. William Reynolds is former Chairman; and purchases in the amount of approximately $7,485,000 from Motorola, Inc., of which Gary L. Tooker is Vice Chairman and Chief Executive Officer. Also during 1995, in the ordinary course of business, sales were made to AT&T in the amount of approximately $10,272,000; to GenCorp Inc. in the amount of approximately $867,000; and to Motorola, Inc. in the amount of approximately $43,957,000. The transactions described in this paragraph were, in the opinion of management, made on terms as favorable as those obtainable from non-associated parties.

COMPENSATION OF DIRECTORS -- Employee directors are not compensated for their services as directors. Non-employee directors receive an annual retainer of $30,000, a fee of $1,000 for each Board meeting and each Board committee meeting attended and a fee of $1,000 for each special presentation attended on non-Board meeting days. If, however, a meeting of the Organization and Nominating Committee and a meeting of the Compensation Committee are attended on the same day, then a non-employee director receives only one committee meeting fee for both meetings. Non-employee directors receive an additional annual retainer of $3,000 for each Board committee on which they serve or $5,000 for each committee which they chair, except that no such retainers are paid for membership or chairmanship of the Executive

Committee or any ad hoc committee of the Board.

Non-employee directors may elect to defer payment of all or part of their compensation as directors. Interest on the deferred payments generally is calculated at the rate specified in the directors' deferred compensation agreements. The rate of interest for any particular director is based upon the number of years until his or her normal retirement date and, in general, is higher than prevailing market rates of interest. Deferred amounts and accrued interest normally are paid in installments commencing upon the director's retirement. However, if determined by a committee of the Board, or, upon the occurrence of a proposed change in control of the Company (unless otherwise determined by such committee), the present value of the deferred amounts and future interest will be paid in a lump sum. A "proposed change in control" means the date upon which the Company agrees to sell substantially all of its assets, the date that Board membership changes by at least 25% in any two-year period (without approval of the continuing directors), or twenty days after (a) the commencement of a tender offer for 25% or more of the Company's shares, (b) the commencement of a merger solicitation or (c) the acquisition of 15% of the Company's shares.

Pursuant to the Eaton 1995 Stock Plan, as approved by the shareholders, each person serving as a non-employee director on January 24, 1995 and who continued serving in that capacity after the annual meeting of shareholders on April 26, 1995 was granted an option for 5,000 shares. Each person who becomes a non-employee director thereafter will be granted an option for 5,000 shares on the date of his or her first election to the Board. Beginning in the year following the initial grant, each non-employee director will receive an option for 1,000 shares annually during his or her service on the Board.

In connection with his serving on the Board of Directors of a subsidiary of the Company, Mr. Armstrong received $31,500 from the subsidiary for attendance fees and annual retainers for 1995. During 1995, he was granted by the subsidiary 10,000 "phantom" stock options under which cash payments may be provided based upon any increases in the book value per common share of the subsidiary.

Upon leaving the Board, non-employee directors who were first elected prior to 1996 are eligible to receive an annual benefit, as described below. Newly elected directors are not eligible to receive the annual benefit. For Board service of at least five years, eligible directors receive an annual benefit equal to the annual retainer in effect at the time such directors leave the Board. Eligible directors having fewer than five years but more than one year of Board service at the time of their Board retirement receive a proportionately reduced annual benefit. The annual benefit is paid for the lesser of ten years or life. The present value of payments under this plan will be paid in a lump sum upon a "proposed change in control" of the Company as defined above, unless otherwise determined by a committee of the Board.

EXECUTIVE COMPENSATION -- The following table summarizes the total compensation of the two individuals who served as Chief Executive Officer of Eaton during fiscal year 1995 and the five other most highly compensated executive officers for fiscal year 1995. The table also summarizes compensation of the named executive officers for fiscal years 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                                        ----------------------
                                                                         AWARDS       PAYOUTS
                                                                        --------     ---------
                                         ANNUAL COMPENSATION             STOCK       LONG- TERM       ALL OTHER
                                   --------------------------------     OPTIONS      INCENTIVE       COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR      SALARY        BONUS        (SHARES)      PAYOUTS            (1)
------------------------------------------------------------------------------------------------------------------
W. E. Butler (Retired)             1995     $800,040     $1,360,786      43,100      $691,872          $483,684
  Chairman and Chief               1994      694,155      1,308,395      43,100       408,799           393,979
  Executive Officer                1993      633,925        634,623      43,100       160,000           241,317
S. R. Hardis                       1995     $580,020     $  867,720      26,300      $470,912          $499,251
  Chairman and Chief               1994      483,000        613,941      26,300       258,108           431,343
  Executive Officer                1993      453,000        348,045      23,600       137,500           250,447
J. S. Rodewig (Retired)            1995     $445,020     $  680,832      31,700      $474,927          $147,482
  President and Chief Operating    1994      428,340        687,355      31,700       279,181           117,387
  Officer -- Vehicle Components    1993      399,190        373,406      31,700        57,500            72,786
A. M. Cutler                       1995     $470,170     $  626,980      26,300      $385,259          $ 20,554
  President and Chief Operating    1994      388,700        613,941      26,300       226,876            20,819
  Officer                          1993      354,360        292,822      21,300        92,500            21,910
G. L. Gherlein                     1995     $319,360     $  338,026      15,500      $229,663          $155,930
  Executive Vice President and     1994      299,040        324,527      15,500       121,156           157,037
  General Counsel                  1993      283,680        184,583      12,600        57,500            87,296
T. W. O'Boyle                      1995     $272,600     $  305,361       7,300      $137,288          $ 20,776
  Senior Vice President --         1994      241,403        221,403       7,300       144,287            14,961
  Truck Components                 1993      222,160        120,434       7,300        25,949            21,305
L. M. Oman                         1995     $253,040     $  297,473       8,000      $148,998          $ 23,082
  Senior Vice President --         1994      217,520        230,472       7,300       120,914            19,263
  Automotive Components            1993      202,256        119,938       7,300        59,749            19,773
------------------------------------------------------------------------------------------------------------------

(1) All Other Compensation contains several components. The Eaton Corporation Share Purchase and Investment Plan permits an employee to contribute from 1% to 6% of his or her salary to the matching portion of the plan. Eaton makes a matching contribution which, except in special circumstances, ranges between $.25 and $1.00 for each dollar contributed by the participating employee, as determined under a formula designed to reflect Eaton's quarterly earnings per share. The amount the Company contributed during 1995 for the named executive officers was as follows: W. E. Butler, $9,900; S. R. Hardis, $9,900; J. S. Rodewig, $9,000; A. M. Cutler, $9,000; G. L. Gherlein, $9,544; T. W. O'Boyle, $9,000; and L. M. Oman, $9,000. The Company maintains plans pursuant to which incentive compensation may be deferred. Earnings on such deferrals which are above rates established by the Internal Revenue Service must be disclosed in this table. Those earnings during 1995 for each of the named executive officers were as follows: W. E. Butler, $388,935; S.
    R. Hardis, $470,736; J. S. Rodewig, $96,708; A. M. Cutler, $1,528; G. L.
    Gherlein, $130,974; T. W. O'Boyle, $177; and L. M. Oman, $2,321. Under a Company program, each executive officer may acquire an automobile at an approximate cost to the Company for each of the named executive officers for 1995 as follows: W. E. Butler, $30,363; S. R. Hardis, $9,060; J. S. Rodewig, $27,692; A. M. Cutler, $7,333; G. L. Gherlein, $10,870; T. W. O'Boyle,
    $9,120; and L. M. Oman, $9,427. The Company provides certain executives, including the named executive officers, with the opportunity to acquire individual whole-life insurance. The annual premiums paid by the Company during 1995 for each of the named executive officers were as follows: W. E. Butler, $54,486; S. R. Hardis, $9,555; J. S. Rodewig, $14,082; A. M. Cutler,
    $2,693; G. L. Gherlein, $4,542; T. W. O'Boyle, $2,479; and L. M. Oman,
    $2,334. Each executive officer is responsible for paying individual income taxes due with respect to the Company's automobile and insurance programs.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES -- The following table contains information concerning the exercise of stock options during fiscal year 1995 and the value of unexercised stock options at the end of fiscal year 1995 with respect to the named executive officers.

                                                                                         TOTAL VALUE OF
                                                       TOTAL NUMBER OF                    UNEXERCISED,
                                                     UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                     SHARES                                HELD AT                          HELD AT
                   ACQUIRED ON                         FISCAL YEAR END                  FISCAL YEAR END
                    EXERCISE        VALUE       -----------------------------     ----------------------------
      NAME             (#)         REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------
W. E. Butler           3,185       $162,958       264,548               0         $4,107,597          $ 0
S. R. Hardis          14,359        482,934       139,400               0          1,980,972            0
J. S. Rodewig          5,208        155,065       157,364               0          2,043,289            0
A. M. Cutler          11,108        458,808       140,550               0          2,013,303            0
G. L. Gherlein         4,428        216,712        89,898               0          1,373,097            0
T. W. O'Boyle            350          6,706        39,470               0            524,275            0
L. M. Oman                 0              0        47,200               0            726,974            0
--------------------------------------------------------------------------------------------------------------

OPTION GRANTS -- The following table gives information concerning grants of stock options made during fiscal year 1995 to each of the named executive officers. No stock appreciation rights were granted during fiscal year 1995.

                                          INDIVIDUAL GRANTS
                        ------------------------------------------------------
                                        PERCENT OF
                                          TOTAL
                         NUMBER OF       OPTIONS                                   POTENTIAL REALIZABLE VALUE AT ASSUMED
                        SECURITIES      GRANTED TO                                      ANNUAL RATES OF STOCK PRICE
                        UNDERLYING      EMPLOYEES      EXERCISE                        APPRECIATION FOR OPTION TERM
                          OPTIONS       IN FISCAL      OR BASE      EXPIRATION     -------------------------------------
        NAME            GRANTED (#)      YEAR(1)        PRICE          DATE         0%         5%              10%
------------------------------------------------------------------------------------------------------------------------
W. E. Butler               43,100          4.00%        $48.56        01/24/05       $0  $    1,316,236   $    3,335,601
S. R. Hardis               26,300          2.45%         48.56        01/24/05        0         803,179        2,035,413
J. S. Rodewig              31,700          2.95%         48.56        01/24/05        0         968,090        2,453,330
A. M. Cutler               26,300          2.45%         48.56        01/24/05        0         803,179        2,035,413
G. L. Gherlein             15,500          1.44%         48.56        01/24/05        0         473,356        1,199,578
T. W. O'Boyle               7,300           .68%         48.56        01/24/05        0         222,936          564,963
L. M. Oman                  8,000           .74%         48.56        01/24/05        0         244,313          619,137
--------------------
All Shareholders(2)           N/A            N/A           N/A             N/A        0   2,371,051,041    6,008,708,865

(1) Based on a total of 1,035,570 options granted to all employees. All options granted to the named executive officers were granted on January 24, 1995 and became exercisable on July 24, 1995.

(2) At the assumed annual rates of stock price appreciation of 0%, 5% and 10%, the value of all 77,639,788 outstanding shares would increase by the amounts shown. There can be no assurance that the market price of Eaton shares will increase in the future.

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS -- The following table gives information regarding Long-Term Incentive Plan awards made during fiscal year 1995 to each of the named executive officers.

                                              PERFORMANCE
                            NUMBER OF           OR OTHER          ESTIMATED FUTURE PAYOUTS UNDER
                             SHARES,          PERIOD UNTIL          NON-STOCK PRICE BASED PLANS
                             UNITS OR          MATURATION      -------------------------------------
         NAME            OTHER RIGHTS(1)       OR PAYOUT       THRESHOLD      TARGET       MAXIMUM
----------------------------------------------------------------------------------------------------
W. E. Butler                    N/A              4 years       $ 72,321      $144,641     $  289,282
S. R. Hardis                    N/A              4 years        278,173       556,345      1,363,824
J. S. Rodewig                   N/A              4 years         49,644        99,288        198,576
A. M. Cutler                    N/A              4 years        202,839       405,678        811,356
G. L. Gherlein                  N/A              4 years         96,030       192,060        384,120
T. W. O'Boyle                   N/A              2 years         64,600       129,200        258,400
L. M. Oman                      N/A              2 years         64,600       129,200        258,400
----------------------------------------------------------------------------------------------------

(1) The awards made during 1995 were not based on units or shares. Rather, the estimated future payouts are predicated upon the achievement of corporate performance goals, specifically, cash flow return on gross capital, measured at the end of the four-year award period. The achievement of approximately 76% of the goal will result in payment of the threshold amount, while attaining approximately 118% of the goal will result in payment of the maximum amount. All future payouts, if any, will be made in cash. Effective September 1, 1995, Messrs. O'Boyle and Oman were promoted to the position of Senior Vice President. In order to provide for the transition of their participation under the long-term incentive compensation plan for non-officer senior operating managers (which provides for awards with two-year performance periods) (the "non-officer plan") to the long-term incentive compensation plan for officers (which provides for awards with four-year performance periods)(the "officer plan"), the Compensation Committee of the Board of Directors expects to grant partial awards to Messrs. O'Boyle and Oman in future years under the officer plan. The awards shown in the above table for Messrs. O'Boyle and Oman were those granted under the non-officer plan.

COMPENSATION COMMITTEE REPORT -- This report by the Compensation Committee of the Board of Directors sets forth the Committee's compensation policies applicable to the Company's executive officers and the relationship of corporate performance to executive compensation.

General Compensation Policies. The Compensation Committee, each member of which is a non-employee director, is responsible for recommending to the full Board the compensation of the Company's executive officers. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate compensation with the Company's performance goals, reward commendable corporate performance, recognize individual achievements and assist the Company in attracting, motivating and retaining highly qualified executives.

The Compensation Committee believes that its policies are best implemented by providing compensation comprised of separate components, all of which are designed to motivate executive performance, which in turn will enhance the Company's overall performance. These components are base salary, short-term incentive compensation and long-term incentive compensation, including stock options.

It has been the Committee's policy to establish target levels of compensation for executive officers at approximately the median range of compensation paid by similarly situated companies included in the survey data bases of several nationally recognized compensation consulting firms, except that target levels for long-term incentive cash compensation are established at approximately the 75th percentile. For 1995, base salaries of the executive officers as a group were slightly below the median, but, reflecting above-average corporate performance, both short-term incentive compensation and long-term incentive compensation were above the median.

A significant portion of executive compensation is directly related to the Company's financial performance and is therefore at risk. For 1995, 70% of the aggregate cash compensation to the executive officers named in the compensation table was based directly on specific corporate financial performance criteria as described below. This performance-based portion of compensation includes (a) short-term incentive compensation and (b) long-term incentive compensation based on corporate performance during the four-year period 1992-1995. The Company's performance under the short-term incentive compensation plan and its four-year performance under the long-term incentive plan exceeded target objectives. Assuming the Company meets its established target objectives, 50% to 60% of aggregate cash compensation to the named executive officers would typically be based predominantly on corporate financial performance criteria. And stock option compensation, which is not included in this percentage, is also dependent to a significant extent on corporate financial performance.

The Compensation Committee believes that consistent achievement of the corporate financial performance criteria should enhance shareholder value. This relationship may at times be imprecise, however, because stock price valuation is influenced by a variety of factors, some of which are not directly related to corporate performance.

The Compensation Committee reviews the Company's total executive compensation to be certain that it is consistent with the Committee's policies. This review, which is undertaken with the assistance of a nationally recognized consulting firm at least every other year and was last done in 1995, includes a comparison of base salary, short-term incentive compensation, long-term incentive compensation and stock options with similar compensation programs of other industrial corporations. The Committee also evaluates the balance among the components of compensation and the effectiveness of various performance standards. Eighteen other industrial corporations were used for purposes of this comparison. (These corporations are included on the list of twenty corporations which comprise the peer group whose financial performance is shown on the graph on page 20. Two of the corporations included on that list of twenty were omitted because they did not participate in the consulting firm data base.)

The following sections of this report contain information concerning each component of Company compensation.

Base Salary. In establishing base salaries for executive officer positions, the Compensation Committee is committed to pay-for-performance, internal equity and external competitiveness.

Internal equity and external competitiveness are involved in establishing base salary ranges for executive positions. Internal equity refers to the process by which the Company's executive positions are evaluated and compared for the purpose of assuring that salary ranges for those positions fairly reflect similarities and differences in job content and responsibilities. To a certain extent, maintaining internal equity requires the exercise of judgment. At least every three years, the Company's executive positions are reviewed by a nationally recognized compensation consultant to ensure that the Company's job evaluation practices are consistent with those of other companies.

External competitiveness refers to the process by which the salary ranges of executive and other positions are compared to current actual salaries for similar positions at other corporations, as reported in surveys of compensation practices prepared by nationally recognized compensation consultants. Several such surveys covering major industrial corporations, and the peer group of eighteen companies mentioned above, are used in this annual process to help ensure an accurate understanding of compensation being paid by the Company's competitors in the marketplace. As a matter of policy, base salary ranges together with short-term incentive compensation described below are targeted at approximately the 50th percentile for comparable positions at the companies included in these surveys.

The Committee uses its judgment to determine individual base salaries but normally considers individual performance, financial and operational performance of the responsibilities managed by the executive, budget performance, time in position, experience, knowledge and current position of the compensation within the salary range.

Consistently effective individual performance is a threshold requirement for any salary increase. Performance is evaluated by the Committee's determination of how well the executive officer has discharged his or her responsibilities, taking into account actual performance in comparison to profit plans, performance of similarly situated companies, accomplishment of other short- and long-term objectives and various subjective criteria, including initiative, contribution to overall Company performance, leadership ability and ethical conduct. Increases in base salary which result from individual promotions to positions with higher base salary ranges are typically greater than ordinary performance increases.

Increases in the 1995 base salaries of the executive officers were based on the judgment of the Committee, taking into account the performance and external competitiveness considerations described above. These considerations included productivity improvements, contributions to the performance of the Company and the median base salaries of comparable companies.

Short-Term Incentive Compensation. Under the Company's Executive Incentive Compensation Plan, the Company's executive officers and other key employees have the opportunity to earn annual performance bonuses. Target bonus opportunities are established by the Compensation Committee and are expressed as a percentage of the midpoint of the salary range for each executive officer. The actual bonuses depend upon --

- Whether the Company has achieved predetermined levels of cash flow return on the gross capital employed in the business (herein called "CRC").

  In general terms, CRC reflects the relationship between the Company's net income and the capital resources used to generate that income, and eliminates the effects of goodwill and depreciation. In 1995, the Company achieved the predetermined level of CRC which was required by the terms of this plan in order to earn the payments actually made.

- Individual performance ratings, which are based upon the judgment of the Committee in order to allow maximum flexibility for the recognition of unanticipated challenges and opportunities.

  These ratings reflect the Committee's assessment of individual performance, and take into account internal corporate measurements such as the Company's actual performance in comparison to its profit plan. They may also take into account external forces indicative of the difficulty of the task confronting the executive, such as general economic conditions experienced by the Company and the performance of other large industrial corporations.

  With respect to the relative weights of these factors used to determine short-term incentive payments, no payments will be made unless the Company achieves the predetermined levels of CRC. If those levels are achieved, then the individual ratings may vary the CRC adjusted target awards. The individual variations may range from complete elimination of the award to increasing it up to 150% of the award otherwise payable to the individual under the plan.

The plan authorizes the Compensation Committee to increase or decrease the total amount available for bonuses to participants under the plan's formula by up to 10%. On those infrequent occasions when an adjustment is made, the Committee takes into account external forces indicative of the difficulty of the task confronting the Company (such as general economic conditions), the performance of other large industrial corporations and significant corporate accomplishments. In deciding whether or not to make any such adjustment, these factors are not given any pre-assigned weight. It is a subjective decision based upon the business experience and judgment of the members of the Committee. The Committee did not exercise this authority in 1995.

With respect to the 1995 bonuses for executive officers, including both the immediately preceding Chief Executive Officer and the current Chief Executive Officer, the Company's CRC exceeded the level required for payment of awards, and bonuses were paid based upon the factors described above.

Awards under the plan may be deferred at the election of executive officers and other key employees. Amounts deferred until retirement or thereafter are converted into contingent share units based on the fair market value of common shares of the Company at the time of the award. Dividend equivalents are credited to these units in the form of additional contingent share units. Upon termination of employment, participants are entitled to appreciation on the amount deferred based on the greater of (a) the then-current market value of an Eaton common share or (b) the quarterly average return on 13-week U.S. Treasury Bills.

Long-Term Cash Compensation Incentives. The Company provides long-term cash incentive awards to executive officers and other senior executives. In establishing long-term cash incentive plans, the Compensation Committee and the Board of Directors have concluded that target incentive compensation opportunities should be established at approximately the 75th percentile for comparable positions at similarly situated companies, as reported in the compensation surveys of several nationally recognized compensation consultants, but that payments should be linked to attaining aggressive Company performance objectives over the award period, as described below.

Grants under the long-term incentive compensation plan are made annually and their value depends upon whether the Company achieves established performance objectives during each four-year award period beginning in the years in which grants are made.

These performance objectives are established by the Compensation Committee and are expressed in terms of CRC. CRC was selected as the measurement for performance objectives because the Compensation Committee believes that, over time, consistently high CRC provides one of the best statistical links to sustained high market valuation of a company and that it reflects the contributions of a company's management. Furthermore, this measurement, unlike others that were considered, does not serve to discourage either the strategic acquisitions or the capital investments deemed necessary to achieve the Company's long-range goals.

For minimum, target and maximum awards under the plan, the Compensation Committee determined the appropriate performance objectives, expressed in terms of levels of CRC, by reviewing the historical CRCs of the eighteen similarly situated companies included in the peer group mentioned above. Plan performance objectives for target awards were established at a level equal to the CRC earned by companies which were performing at approximately the seventy-fifth (75th) percentile, as indicated by the historical data, of the peer group.

Assuming performance at or above the minimum performance objectives, awards under the plan are paid in cash after the end of each four-year award period unless the participant has made an irrevocable election to defer all or part of that award. The return on awards deferred under the plan varies, depending on whether the participant has elected to defer the award as retirement compensation, variable-term compensation or short-term compensation. At least 50% of retirement compensation, or such greater portion as the participant may elect, is converted to share units based on the price of the Company's common shares, and earns a return which is the same as for the common shares. The portion of retirement compensation not allocated to share units, and variable-term compensation, earns a return equal to the average yield of 10-year U.S. Government Treasury Notes plus 300 basis points. Short-term compensation earns a return equal to the quarterly average yield of 13-week U.S. Government Treasury Bills. This deferral plan was approved by the shareholders at the 1995 annual meeting.

Performance objectives for the four-year award period ended in 1995 were adjusted to eliminate the effect of charges or write-offs related to the Company's acquisition of the Distribution and Control Business Unit (DCBU) from Westinghouse Electric Corporation. The Company met the performance objective for a payment between target and maximum for this award period.

Stock Options. The Company uses stock options as an important component of executive compensation because they directly align the interests of the executive officers with those of the Company's shareholders. Stock options provide officers with the opportunity to buy and maintain an equity interest in the Company, and to share in the appreciation of the value of the Company's common shares. In 1995, the management of the Company established share ownership guidelines for its key executives. The Committee endorsed this new policy and views increased share ownership as a prime purpose for granting stock options.

Options are usually issued annually, have an exercise price equal to the fair market value of the shares on the date of grant and, to encourage a long-term perspective, have an exercise period of ten years. The size of the option grant for executives is generally targeted at the 50th percentile for comparable positions at the similarly situated companies included in the compensation surveys of nationally recognized compensation consultants. For 1995, the Committee approved grants to executives at levels consistent with grants made in 1994.

The specific relationship of corporate performance to stock option compensation is that, over the long run, share price appreciation depends upon corporate performance, and without share price appreciation the options are of no value. The Company has not "repriced" stock options once they have been granted, has not granted options which have an exercise price of less than the share price upon the date of grant and no longer grants stock appreciation rights.

Chief Executive Officer Compensation and Company Performance. In September 1995, Mr. Butler resigned his position as Chief Executive Officer in anticipation of his retirement from the Company at year end. At that time, Mr.

Hardis was elected to the office of Chief Executive Officer. Mr. Butler remained Chairman of the Board until year end. The 1995 compensation for both of these Chief Executive Officer incumbents was earned pursuant to the executive compensation plans described in the preceding sections of this report. The performance factors and criteria on which their 1995 compensation was based are thus the same as those applicable to each of those plans, as summarized in the preceding sections. The amounts of their 1995 base salaries were based on an analysis of compensation at the companies included in compensation surveys and the eighteen companies in the peer group, level of responsibility, internal equity, individual performance, time in position, prior experience and knowledge. In the case of Mr. Hardis, the base salary adjustment was attributable primarily to his promotion to Chief Executive Officer. The amounts of their 1995 awards under the short-term incentive compensation plan were based upon the Company's CRC for 1995 and their individual performance ratings. Their 1995 awards under the long-term incentive plan for the four-year award period beginning in 1995 were based upon compensation targets set at approximately the 75th percentile of compensation practices at the similarly situated companies included in the compensation surveys of several nationally recognized compensation consultants. The value of that award will depend upon the Company's CRC over the four-year award period ending in 1998. The 1995 grants of stock options to Messrs. Butler and Hardis were made at a level consistent with the policy applicable to the other executive officers. Each of these factors and criteria is described in the preceding sections of this report.

As described in preceding sections of this report, compensation under the Company's executive compensation plans calls for evaluation of individual performance. In evaluating Mr. Butler's performance for purposes of base salary and short-term incentive compensation, the Compensation Committee took into account a number of performance factors. First, the Committee took into account the Company's excellent operating performance in 1995. The Company's 1995 earnings per share were $5.13, compared to $4.40 in 1994, and its Return on Equity was 21.9%. The Company's overall record results reflect substantial further improvement from 1994 record totals. Second, the Committee noted that, while there had been some operational shortfalls, by most measures, the integration of the DCBU acquisition into the Company's Cutler-Hammer business was proceeding as scheduled and continued to confirm the key role of this acquisition in the growth strategy forged by Mr. Butler. Third, the Committee felt that Mr. Butler's handling of the management succession process was accomplished in an outstanding fashion. Finally, the Committee believed that Mr. Butler continued to provide very effective, long-term strategic direction for the Company.

In the opinion of the Committee, the Company's 1995 performance was directly related to Mr. Butler's consistent strategic leadership. Under his guidance, the Company has focused its priorities on sustainable profitable growth, earnings balance and product leadership. He has consistently emphasized the importance of improving the Company's competitive position by enhancing product quality, tightening cost controls, improving asset management skills and prudently divesting lower performing units and facilities. Under his direction, the Company's business units continue to establish annual productivity and quality improvement goals and to measure their progress against these goals.

In the case of Mr. Hardis, the current Chief Executive Officer, the Committee established his new salary level to be competitive with similarly situated CEOs while reflecting his substantially increased responsibilities. In determining his 1995 short-term incentive compensation award, the Committee took into account his leadership role in his former position as Vice Chairman and Chief Financial and Administrative Officer. In this position he was a key contributor to the 1995 operating results noted above. In addition, he made significant contributions to the Company's progress by initiating a strategic plan review intended to build upon the solid foundation of his predecessor by focusing on enhanced growth objectives and also started the Company on a path that will re-engineer the Company's financial administration processes.

Tax Deduction for Compensation. An amendment to the Internal Revenue Code adopted in 1993 and effective January 1, 1994, limits to $1 million the annual income tax deduction for compensation which may be taken by publicly held corporations, such as the Company, for its Chief Executive Officer and its four other most highly-compensated officers. This deduction limit applies to all compensation except formula-driven performance-based compensation, deferred compensation, pre-existing agreements and a few other items not relevant to the Company.

The Internal Revenue Service has issued final regulations, including transition rules, relating to this new law. Based on these materials, in order to take advantage of the exception for performance-based compensation, the compensation must satisfy certain requirements. These include shareholder approval, the establishment of performance goals prior to the beginning of the performance period and administration by a committee of outside or disinterested directors.

The Compensation Committee, of course, would like to preserve the tax deduction for all compensation payments. It appears that compensation resulting from the exercise of stock options, one of the major components of the Company's executive compensation, will continue to be deductible. It also appears, however, that compensation in excess of $1 million paid pursuant to other plans included in the Company's compensation may not continue to be deductible unless those payments are deferred, or unless (among other things) the compensation plans are modified to eliminate completely the ability of the Compensation Committee to exercise any discretion after the beginning of a performance period that would have the effect of increasing the amount earned.

After considerable discussion, the Compensation Committee has reaffirmed that the removal of its discretion, and that of the Board of Directors, to make administrative adjustments to the Company's incentive plans which might result in increased awards would not be in the best interests of the Company and its shareholders. In recent years, the Compensation Committee has dealt with situations where the exercise of discretion was, in the Committee's opinion, advisable in order to adhere consistently to the Company's compensation philosophy. Both positive and negative adjustments have been made. Using discretion allows the Compensation Committee to apply its business judgment in a manner that is consistent with the best interests of the plan participants and the Company's shareholders.

The Committee will attempt to preserve the deductibility of compensation received by the most highly compensated officers by encouraging voluntary deferrals by such officers where necessary and practical. The Compensation Committee will continue to monitor developments in this area.

Respectfully submitted to the Company's shareholders by the Compensation Committee of the Board of Directors.

Neil A. Armstrong, Chairman
Charles E. Hugel
John R. Miller
Furman C. Moseley
Victor A. Pelson
Gary L. Tooker

COMPANY STOCK PERFORMANCE -- The following graph compares the cumulative total return for Eaton common shares with the S&P
500 Index and a group of 20 peer companies: Allied-Signal Inc., Arvin Industries, Inc.,
Cummins Engine Company, Inc., Dana
Corporation, Emerson Electric Co., General
Signal Corporation, GTE Corporation,
Honeywell Inc., Johnson Controls, Inc.,
Motorola, Inc., Navistar International Corporation, PACCAR Inc., Parker-Hannifin Corporation, Rockwell International Corporation, SPX
Corporation, Sundstrand Corporation, TRINOVA Corporation, TRW Inc., United Technologies Corporation and Westinghouse Electric
Corporation.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG EATON, S&P 500 INDEX AND PEER COMPANIES

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)         PEER GROUP         EATON          S&P 500
1990                                  1.00            1.00             1.00
1991                                  1.21            1.34             1.31
1992                                  1.36            1.73             1.41
1993                                  1.68            2.16             1.55
1994                                  1.69            2.16             1.57
1995                                  2.17            2.36             2.15

Assumes $100 invested on December 31, 1990 in Eaton common shares, the S&P 500 Index and stock of the peer companies. Total return assumes that all dividends are reinvested when received. The returns of each company in the group of peer companies are weighted based on the company's relative stock market capitalization.

RETIREMENT PLANS -- The following table shows the annual normal retirement benefits payable to officers and other employees of the Company pursuant to the Company's retirement plans upon retirement at age 65 at the compensation levels and years of service specified. The table assumes retirement under the standard post-retirement single life annuity option. Under the standard post-retirement surviving spouse option, the participant receives a reduced pension, and a pension equal to 50% of his or her reduced pension is payable to his or her surviving spouse. The benefit for an employee electing that option whose spouse is three years younger would be approximately 11% less than the amounts shown in the table.

                               PENSION PLAN TABLE

    AVERAGE                   ANNUAL NORMAL RETIREMENT BENEFITS PURSUANT TO STANDARD
     FINAL              SINGLE LIFE ANNUITY OPTION FOR YEARS OF CREDITED SERVICE INDICATED
     ANNUAL       -------------------------------------------------------------------------------
  COMPENSATION    15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS      40 YEARS
------------
$    200,000      $  43,177     $  57,569     $  71,961     $  86,353     $ 100,745     $ 115,138
     300,000         65,677        87,569       109,461       131,353       153,245       175,138
     400,000         88,177       117,569       146,961       176,353       205,745       235,138
     500,000        110,677       147,569       184,461       221,353       258,245       295,138
     600,000        133,177       177,569       221,961       266,353       310,745       355,138
     700,000        155,677       207,569       259,461       311,353       363,245       415,138
     800,000        178,177       237,569       296,961       356,353       415,745       475,138
     900,000        200,677       267,569       334,461       401,353       468,245       535,138
   1,000,000        223,177       297,569       371,961       446,353       520,745       595,138
   1,100,000        245,677       327,569       409,461       491,353       573,245       655,138
   1,200,000        268,177       357,569       446,961       536,353       625,745       715,138
   1,300,000        290,677       387,569       484,461       581,353       678,245       775,138

The information contained in the preceding table is based on the assumption that the retirement plans will be continued in their present form.

Annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level ($24,312 for 1995 retirements) plus 1 1/2% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee's years of credited service.

An employee's average final annual compensation is the average annual amount of his or her total compensation (which includes salary and bonus as so identified in the Summary Compensation Table on page 11) for service during the five consecutive years within the last ten years of employment for which the employee's total compensation was greatest. Years of credited service is the number of years of employment between age 21 and retirement, with a maximum of 44 years. As of January 31, 1996, the number of years of credited service for each of the individuals named in the Summary Compensation Table on page 11 was as follows: W. E. Butler, 39.0; A. M. Cutler, 20.4; G. L. Gherlein, 29.6; S. R. Hardis, 16.4; T. W. O'Boyle, 29.3; L. M. Oman, 27.6; and J. S. Rodewig, 38.8.
                                ---------------

Certain provisions of the Internal Revenue Code, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted under the Code, the Board of Directors has authorized the payment out of Eaton's general funds of any benefits calculated under the provisions of the applicable retirement plan which may exceed those limits. The present value of these benefits will be paid in a single installment upon a proposed change in control of the Company, as described on page 10, unless otherwise determined by the Board of Directors.
                                ---------------

The Board of Directors has authorized a plan which provides supplemental annual retirement income to certain executives who do not have the opportunity to accumulate significant credited service with Eaton, provided that they retire at age 55 or older and have at least five years of service with Eaton. The amount of the annual supplement is generally equal to the amount by which a percentage (described below) of the executive's average final annual compensation exceeds his or her earned retirement income (which includes amounts receivable pursuant to the retirement plans described above as well as retirement plans maintained by the executive's previous employers). The percentage of average final
annual compensation used for this purpose depends upon an executive's age and years of service at retirement. The percentage ranges from 20% (for retirements at age 55 with less than 15 years of service) to 45% (for retirements at age 65 with 15 years or more of service). Under the plan, the present value of payments will be paid in a single installment upon a proposed change in control of the Company, as described on page 10, unless otherwise determined by the Board of Directors. Three executive officers currently are participating in the plan, of whom one, S. R. Hardis, is named in the Summary Compensation Table on page 11. The estimated annual benefits payable under this plan to Mr. Hardis are $151,178, based on the assumptions that Mr. Hardis retires at age 65 and that his base salary and target incentive compensation increase at 4% per annum.
                                ---------------

Since 1985, the Company has maintained severance pay agreements with all of its executive officers including the individuals named in the Summary Compensation Table on page 11. The purpose of the severance pay agreements is to encourage the officers to continue to carry out their duties in the event of a change in control of the Company. Benefits are paid under the severance pay agreements to the officers only in the event of a termination of employment following certain changes in control of the Company. A change in control would result from the acquisition of shares representing 25% or more of the voting power of the Company or the Company's merger or consolidation into or sale of assets to another corporation or the individuals who at the beginning of the period constituted the Board of Directors of the Company ceasing to constitute for any reason during any two-year period at least a majority of the Board unless the election of each new director was approved by a two-thirds vote of the directors in office at the beginning of the period. Each officer would be entitled to certain benefits in the event that, within a period of five years following such change in control, the officer's employment with the Company is terminated unless such termination is (i) due to the officer's death, (ii) by the Company for "cause" or due to the officer's "disability" or (iii) by the officer other than for "good reason" (as such terms are defined in the agreements). Benefits are not available if the Compensation Committee of the Board determines that the change in control was initiated by the officers. Except as limited under the circumstances described below, such benefits would consist of severance pay equal to the officer's then-current annual salary plus an amount equal to the officer's average award under the Executive Incentive Compensation Plan for the preceding five years multiplied by three (or, if less, the number of full calendar years and portion of a calendar year to the nearest one-tenth remaining until retirement). The officer also would be entitled to continued participation, for three years or until retirement, if earlier, in all employee benefit programs in which the officer participated immediately prior to the termination of the officer's employment. If any of these benefits, either alone or together with any other payments or benefits provided to the officer other than pursuant to the agreements, would constitute a "parachute payment" subject to the 20% excise tax under certain provisions of the Internal Revenue Code, the benefits under the agreements are to be reduced to the largest amount which will result in no portion of such payments or benefits being subject to the excise tax. Also, under the agreements, upon a proposed change in control of the Company, as described on page 10, unless otherwise determined by the Board of Directors, the Company is required to transfer to a trust an amount sufficient to provide for the benefits to which the officers would be entitled under the agreements if their employment were then terminated. If a change in control of the Company were to occur at the present time and all the individuals having severance pay agreements were to become entitled to payments under the agreements, the aggregate maximum amount of the payments to all such individuals, as a group, based on their current annual salaries plus the most recent five-year average of their awards under the Executive Incentive Compensation Plan would be approximately $24.4 million. The Company has no knowledge or belief that any change in control of the Company will occur in the foreseeable future. Even if a change in control were to occur, the individuals (if any) whose employment would terminate in a manner entitling them to compensation under their agreements cannot now be determined, and it is possible that no compensation or benefits will ever be provided under any of the agreements.

2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Upon recommendation of its Audit Committee, the Board of Directors has appointed the accounting firm of Ernst & Young LLP as independent auditors to conduct the annual audit of Eaton's books and records for 1996.
The submittal of this matter to the shareholders at the annual meeting is not required by law or by Eaton's Amended Regulations. The Board of Directors is, nevertheless, submitting it to the shareholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of the majority of the outstanding common shares of the Company entitled to vote at the meeting, the Board intends to reconsider its appointment of Ernst & Young LLP as independent auditors.

A representative of Ernst & Young LLP will be present at the annual meeting to make a statement, should he or she desire to do so, and to answer any questions concerning the independent auditors' areas of responsibility.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

3. OTHER BUSINESS

Management does not know of any other matters requiring shareholder action that may come before the meeting; but, if any are properly presented, the individuals named in the enclosed form of proxy have discretionary authority to act on such matters and will vote thereon according to their best judgment.

SECURITY OWNERSHIP BY MANAGEMENT -- The following table shows the beneficial ownership, reported to the Company as of January 31, 1996 of common shares of the Company, including shares as to which a right to acquire ownership within 60 days after January 31, 1996 exists through the exercise of stock options, of each director and nominee, each executive officer named in the Summary Compensation Table on page 11 and, as a group, of such persons and all other executive officers.

        Title of Class: Common Shares
---------------------------------------------
      Name of            Number       Percent
     Beneficial         of Shares       of
       Owner            Owned(1,2)    Class(3)
---------------------------------------------
N. A. Armstrong            6,800 (4)    --
W. E. Butler             301,881 (5)    --
A. M. Cutler             165,697 (4,5)   --
P. B. Davis                6,205        --
G. L. Gherlein           136,354 (4,5)   --
E. Green                   5,500        --
S. R. Hardis             191,916 (5)    --
C. E. Hugel               11,000        --
J. R. Miller               9,500        --
F. C. Moseley             19,000 (4)    --
T. W. O'Boyle             42,841 (5)    --
L. M. Oman                56,013 (5)    --
V. A. Pelson               6,200        --
A. W. Reynolds            11,000        --
J. S. Rodewig            171,783 (4,5)   --
G. L. Tooker               8,000 (4)    --
Directors, Nominees
  and Executive
  Officers as a
  group of 30           1,682,792(4,5)   2.13%

---------------

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(2) Includes shares which may be acquired within 60 days after January 31, 1996 upon the exercise of outstanding stock options as follows: W. E. Butler, 264,548; A. M. Cutler, 140,550; G. L. Gherlein, 89,898; S. R. Hardis,
    139,400; T. W. O'Boyle, 39,470; L. M. Oman, 47,200; J. S. Rodewig, 157,364;
    and all directors, nominees and executive officers as a group, 1,343,728 shares.

(3) Less than 1% unless otherwise indicated.

(4) Includes shares held jointly or in other capacities, such as by trust.

(5) Includes shares held under the Eaton Corporation Share Purchase and Investment Plan as of January 31, 1996. Participants in the plan are entitled to direct the plan trustee's voting of shares which are not allocated to any participant's account. None of those shares are included among the shares beneficially owned by the executive officers.

In addition, the named executive officers hold a number of units, each of which is equal to the value of a common share of the Company, under various deferred compensation plans as follows: W. E. Butler, 55,401; A. M. Cutler, 4,881; G. L. Gherlein, 23,176; S. R. Hardis, 84,852; T. W. O'Boyle, 298; L. M. Oman, 1,496;
and J. S. Rodewig, 35,932. (These units are discussed on pages 16 and 17.)

Employee benefit plans of the Company and its subsidiaries on January 31, 1996 held 10,295,957 common shares for the benefit of participating employees, or 13.3% of common shares outstanding.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the Company's common shares to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. The Company believes that during the year ended December 31, 1995, its officers, directors and holders of more than 10% of the Company's common shares complied with all Section 16(a) filing requirements.

FUTURE SHAREHOLDER PROPOSALS -- Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual meeting must do so on a timely basis. In order to be included in the proxy statement for the 1997 annual meeting, proposals must relate to proper subjects and must be received by the Corporate Secretary, Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, before November 18, 1996.

By order of the Board of Directors

/s/ Earl R. Franklin
Earl R. Franklin
Secretary

March 18, 1996

PASTEUP FROM DESKTOP


Admission to the Annual Meeting

Shareholders who plan to attend the 1996 annual meeting of shareholders may apply for admission tickets at the Registration Desk immediately prior to the meeting. Shareholders whose shares are registered in the name of a broker or bank should obtain certification of ownership to bring to the meeting.



Eaton Corporation
Eaton Center
Cleveland, Ohio 44114-2584
----------------------------------------------------------------------------
                                                                [EATON LOGO]

         EATON CORPORATION
         EATON CENTER
 P       CLEVELAND, OHIO 44114-2584
 R
 0       -------------------------------------------------------------------
 X                                                                    [LOGO]
 Y
         The undersigned hereby appoints S. R. Hardis, G. L. Gherlein and
         E. R. Franklin as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the Eaton common shares, including reinvestment shares, if any, held by the undersigned on February 26, 1996, at the annual meeting of shareholders to be held at The Forum Conference and Education Center, One Cleveland Center, Cleveland, Ohio on April 24, 1996, at 10:30 a.m. local time and at any adjournments thereof.

         Election of Directors: C. E. Hugel, J. R. Miller, F. C. Moseley and
         V. A. Pelson

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR ITEMS #1 AND #2 UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE REVERSE SIDE.

         PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
         ENVELOPE.



                                                                SEE REVERSE
                                                                   SIDE

X   PLEASE MARK YOUR
    VOTES AS IN THIS           SHARES IN YOUR NAME    REINVESTMENT SHARES
    EXAMPLE.

                  FOR   WITHHELD                                   FOR       AGAINST     ABSTAIN

1. Election of   / /     / /          2. Ratify Appointment       / /         / /         / /
   Directors                             of Independent
   (see reverse)                         Auditors

For, except vote withheld from the
following nominee(s):
___________________________________      BOARD RECOMMENDS A VOTE FOR
                                         #1 AND #2.

                                      3. In their discretion, the
                                         proxies are authorized
                                         to vote upon such other
                                         business as may properly
                                         come before the meeting.



SIGNATURE(S)____________________________DATE_____________
SIGNATURE(S)____________________________DATE_____________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

         CONFIDENTIAL VOTING INSTRUCTIONS

         To Key Trust Company of Ohio, N.A., Trustee for the Eaton Corporation Winamac Plant Hourly Investment Plan and Trust ("Plan"):

         The undersigned, as a participant in the above Plan, hereby directs the Trustee to vote in person or by proxy all common shares of Eaton Corporation credited to the undersigned's account under the Plan (and the undersigned's proportionate share of the unallocated or undirected common shares as described below) on the record date for the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, Cleveland, Ohio, on April 24, 1996, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR Items #1 and #2 unless contrary voting instructions are indicated on the reverse side of this card. Under the Plan, a proportionate share of the common shares not allocated to any account and shares for which the Trustee does not receive timely voting directions is voted by participants who submit signed voting instructions.

         Election of Directors:  C. E. Hugel, J. R. Miller, F. C. Moseley and
         V. A. Pelson

                                                                SEE REVERSE
                                                                   SIDE

X   PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.



                     FOR               WITHHELD                              FOR          AGAINST     ABSTAIN
1. Election of       / /                 / /     2. Ratify Appointment       / /           / /          / /
   Directors                                        of Independent
   (see reverse)                                    Auditors




For, except vote withheld
from the following
nominee(s):
__________________________________________          BOARD RECOMMENDS A VOTE FOR
                                                    #1 AND #2.

                                                 3. In their discretion, the
                                                    proxies are authorized
                                                    to vote upon such other
                                                    business as may properly
                                                    come before the meeting.









 PARTICIPANT'S SIGNATURE_______________________________________DATE____________

 NOTE: Please sign, date and return promptly to Key Trust Company of Ohio, N.A. in the enclosed envelope to protect confidentiality.

         CONFIDENTIAL VOTING INSTRUCTIONS

         To Key Trust Company of Ohio, N.A., Trustee for the AIL Systems Inc. Employee Investment Plan and Trust ("Plan"):

         The undersigned, as a participant in the above Plan, hereby directs the Trustee to vote in person or by proxy all common shares of Eaton Corporation credited to the undersigned's account under the Plan (and the undersigned's proportionate share of the unallocated or undirected common shares as described below) on the record date for the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, Cleveland, Ohio, on April 24, 1996, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR Items #1 and #2 unless contrary voting instructions are indicated on the reverse side of this card. Under the Plan, a proportionate share of the common shares not allocated to any account and shares for which the Trustee does not receive timely voting directions is voted by participants who submit signed voting instructions.

         Election of Directors:  C. E. Hugel, J. R. Miller, F. C. Moseley and
         V. A. Pelson

                                                                SEE REVERSE
                                                                   SIDE

X   PLEASE MARK YOUR                    PLAN SHARES
    VOTES AS IN THIS
    EXAMPLE.

                 FOR    WITHHELD                                           FOR       AGAINST     ABSTAIN

1. Election of  / /      / /                2. Ratify Appointment           / /         / /        / /
   Directors                                   of Independent
   (see reverse)                               Auditors

For, except vote withheld
from the following
nominee(s):
____________________________________           BOARD RECOMMENDS A VOTE FOR
                                               #1 AND #2.
                                            3. In their discretion, the
                                               proxies are authorized
                                               to vote upon such other
                                               business as may properly come
                                               before the meeting.

PARTICIPANT'S SIGNATURE______________________________DATE______________
NOTE: Please sign, date and return promptly to Key Trust Company of Ohio, N.A. in the enclosed envelope to protect confidentiality.




         CONFIDENTIAL VOTING INSTRUCTIONS

         To Key Trust Company of Ohio, N.A., Trustee for the Eaton Corporation Lincoln Plant Share Purchase and Investment Plan and Trust ("Plan"):

         The undersigned, as a participant in the above Plan, hereby directs the Trustee to vote in person or by proxy all common shares of Eaton Corporation credited to the undersigned's account under the Plan (and the undersigned's proportionate share of the unallocated or undirected common shares as described below) on the record date for the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, Cleveland, Ohio, on April 24, 1996, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR Items #1 and #2 unless contrary voting instructions are indicated on the reverse side of this card. Under the Plan, a proportionate share of the common shares not allocated to any account and shares for which the Trustee does not receive timely voting directions is voted by participants who submit signed voting instructions.

         Election of Directors:  C. E. Hugel, J. R. Miller, F. C. Moseley and
         V. A. Pelson

                                                                SEE REVERSE
                                                                   SIDE

X   PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                    FOR               WITHHELD                            FOR       AGAINST     ABSTAIN
1. Election of     / /                  / /     2. Ratify Appointment     / /        / /         / /
   Directors                                       of Independent
   (see reverse)                                   Auditors

For, except vote withheld
from the following
nominee(s):
_______________________________________            BOARD RECOMMENDS A VOTE FOR
                                                   #1 AND #2.
                                                3. In their discretion, the
                                                   proxies are authorized
                                                   to vote upon such other
                                                   business as may properly
                                                   come before the meeting.



PARTICIPANT'S SIGNATURE_______________________________DATE________________

NOTE: Please sign, date and return promptly to Key Trust Company of Ohio, N.A. in the enclosed envelope to protect confidentiality.

         CONFIDENTIAL VOTING INSTRUCTIONS

         To Key Trust Company of Ohio, N.A., Trustee for the Eaton Corporation Wauwatosa Union Plan and Trust ("Plan"):

         The undersigned, as a participant in the above Plan, hereby directs the Trustee to vote in person or by proxy all common shares of Eaton Corporation credited to the undersigned's account under the Plan (and the undersigned's proportionate share of the unallocated or undirected common shares as described below) on the record date for the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, Cleveland, Ohio, on April 24, 1996, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR Items #1 and #2 unless contrary voting instructions are indicated on the reverse side of this card. Under the Plan, a proportionate share of the common shares not allocated to any account and shares for which the Trustee does not receive timely voting directions is voted by participants who submit signed voting instructions.

         Election of Directors:  C. E. Hugel, J. R. Miller, F. C. Moseley and
         V. A. Pelson

                                                                SEE REVERSE
                                                                   SIDE

X   PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                FOR   WITHHELD                          FOR       AGAINST     ABSTAIN
1. Election of  / /     / /     2. Ratify Appointment   / /        / /        / /
   Directors                       of Independent
   (see reverse)                   Auditors

For, except vote withheld
from the following
nominee(s):                        BOARD RECOMMENDS A VOTE FOR
_________________________          #1 AND #2.

                                3. In their discretion, the
                                   proxies are authorized
                                   to vote upon such other
                                   business as may properly
                                   come before the meeting.






PARTICIPANT'S SIGNATURE______________________DATE___________________
NOTE: Please sign, date and return promptly to Key Trust Company of Ohio, N.A. in the enclosed envelope to protect confidentiality.

         CONFIDENTIAL VOTING INSTRUCTIONS

         To Key Trust Company of Ohio, N.A., Trustee for the Eaton Corporation 401K Savings Plan for Hourly Employees of the Airflex Division ("Plan"):

         The undersigned, as a participant in the above Plan, hereby directs the Trustee to vote in person or by proxy all common shares of Eaton Corporation credited to the undersigned's account under the Plan (and the undersigned's proportionate share of the unallocated or undirected common shares as described below) on the record date for the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, Cleveland, Ohio, on April 24, 1996, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR Items #1 and #2 unless contrary voting instructions are indicated on the reverse side of this card. Under the Plan, a proportionate share of the common shares not allocated to any account and shares for which the Trustee does not receive timely voting directions is voted by participants who submit signed voting instructions.

         Election of Directors:  C. E. Hugel, J. R. Miller, F. C. Moseley and
         V. A. Pelson

                                                                SEE REVERSE
                                                                   SIDE

X   PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


                   FOR       WITHHELD                                    FOR       AGAINST     ABSTAIN
1. Election of     / /        / /         2. Ratify Appointment          / /        / /         / /
   Directors                                 of Independent
   (see reverse)                             Auditors

For, except vote withheld
from the following
nominee(s):
___________________________________          BOARD RECOMMENDS A VOTE FOR
                                             #1 AND #2.

                                          3. In their discretion, the
                                             proxies are authorized
                                             to vote upon such other
                                             business as may properly come
                                             before the meeting.




PARTICIPANT'S SIGNATURE______________________DATE_________
NOTE: Please sign, date and return promptly to Key Trust Company of Ohio, N.A.
      in the enclosed envelope to protect confidentiality.

         CONFIDENTIAL VOTING INSTRUCTIONS

         To Key Trust Company of Ohio, N.A., Trustee for the Eaton Corporation Investment Plan for Hourly Employees of the Hydraulics Division Hutchinson Plant ("Plan"):

         The undersigned, as a participant in the above Plan, hereby directs the Trustee to vote in person or by proxy all common shares of Eaton Corporation credited to the undersigned's account under the Plan (and the undersigned's proportionate share of the unallocated or undirected common shares as described below) on the record date for the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, Cleveland, Ohio, on April 24, 1996, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR Items #1 and #2 unless contrary voting instructions are indicated on the reverse side of this card. Under the Plan, a proportionate share of the common shares not allocated to any account and shares for which the Trustee does not receive timely voting directions is voted by participants who submit signed voting instructions.

         Election of Directors:  C. E. Hugel, J. R. Miller, F. C. Moseley and
         V. A. Pelson

                                                                SEE REVERSE
                                                                   SIDE

X   PLEASE MARK YOUR                         PLAN SHARES
    VOTES AS IN THIS
    EXAMPLE.

                 FOR         WITHHELD                           FOR       AGAINST     ABSTAIN
1. Election of  / /           / /      2. Ratify Appointment    / /        / /          / /
   Directors                              of Independent
   (see reverse)                          Auditors

For, except vote withheld
from the following
nominee(s):
_________________________                 BOARD RECOMMENDS A VOTE FOR
                                          #1 AND #2.

                                       3. In their discretion, the
                                          proxies are authorized
                                          to vote upon such other
                                          business as may properly
                                          come before the meeting.



PARTICIPANT'S SIGNATURE_______________________DATE___________
NOTE: Please sign, date and return promptly to Key Trust Company of Ohio, N.A.
      in the enclosed envelope to protect confidentiality.

         CONFIDENTIAL VOTING INSTRUCTIONS

         To Key Trust Company of Ohio, N.A., Trustee for the Eaton Corporation Savings Plan for Certain Cutler-Hammer Represented Employees ("Plan"):

         The undersigned, as a participant in the Plan, hereby directs the Trustee to vote in person or by proxy all common shares of Eaton Corporation credited to the undersigned's account under the Plan on the record date for the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, Cleveland, Ohio, on April 24, 1996, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR Items #1 and #2 unless contrary voting instructions are indicated on the reverse side of this card. Under the Plan, shares for which the Trustee does not receive directions in the form of a signed voting instruction card are voted by the Trustee in accordance with and in the same proportion as the shares for which it receives voting instructions.

         Election of Directors:  C. E. Hugel, J. R. Miller, F. C. Moseley and
         V. A. Pelson

                                                                SEE REVERSE
                                                                   SIDE

X   PLEASE MARK YOUR                      PLAN SHARES
    VOTES AS IN THIS
    EXAMPLE
                 FOR    WITHHELD                                    FOR       AGAINST     ABSTAIN
1. Election of  / /      / /            2. Ratify Appointment       / /        / /         / /
   Directors                               of Independent
   (see reverse)                           Auditors

For, except vote withheld
from the following
nominee(s):
_________________________________          BOARD RECOMMENDS A VOTE FOR
                                           #1 AND #2.

                                        3. In their discretion, the
                                           proxies are authorized
                                           to vote upon such other
                                           business as may properly
                                           come before the meeting.




PARTICIPANT'S SIGNATURE_____________________________DATE_________
NOTE: Please sign, date and return promptly in the enclosed envelope to protect confidentiality.

         CONFIDENTIAL VOTING INSTRUCTIONS

         To Fidelity Management Trust Company, Trustee for the Eaton Corporation Consolidated Controls Profit Sharing Plan Trust ("Plan"):

         The undersigned, as a participant in the Plan, hereby directs the Trustee to vote in person or by proxy all common shares of Eaton Corporation credited to the undersigned's account under the Plan on the record date for the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, Cleveland, Ohio, on April 24, 1996, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR Items #1 and #2 unless contrary voting instructions are indicated on the reverse side of this card. Under the Plan, shares for which the Trustee does not receive directions in the form of a signed voting instruction card are voted by the Trustee in accordance with and in the same proportion as the shares for which it receives voting instructions.

         Election of Directors:  C. E. Hugel, J. R. Miller, F. C. Moseley and
         V. A. Pelson

                                                                SEE REVERSE
                                                                   SIDE

X   PLEASE MARK YOUR                     PLAN SHARES
    VOTES AS IN THIS
    EXAMPLE.

                 FOR    WITHHELD                               FOR       AGAINST     ABSTAIN
1. Election of  / /      / /         2. Ratify Appointment     / /        / /          / /
   Directors                            of Independent
   (see reverse)                        Auditors

For, except vote withheld
from the following
nominee(s):
________________________________        BOARD RECOMMENDS A VOTE FOR
                                        #1 AND #2.

                                     3. In their discretion, the
                                        proxies are authorized
                                        to vote upon such other
                                        business as may properly
                                        come before the meeting.



PARTICIPANT'S SIGNATURE__________________________DATE ___________
NOTE: Please sign, date and return promptly in the enclosed envelope to protect confidentiality.

         CONFIDENTIAL VOTING INSTRUCTIONS

         To Key Trust Company of Ohio, N.A., Trustee for the Cutler-Hammer de Puerto Rico, Inc. Retirement Savings Plan ("Plan"):

         The undersigned, as a participant in the Plan, hereby directs the Trustee to vote in person or by proxy all common shares of Eaton Corporation credited to the undersigned's account under the Plan on the record date for the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, Cleveland, Ohio, on April 24, 1996, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR Items #1 and #2 unless contrary voting instructions are indicated on the reverse side of this card. Under the Plan, shares for which the Trustee does not receive directions in the form of a signed voting instruction card are voted by the Trustee in accordance with and in the same proportion as the shares for which it receives voting instructions.

         Election of Directors:  C. E. Hugel, J. R. Miller, F. C. Moseley and
         V. A. Pelson

                                                                SEE REVERSE
                                                                   SIDE

X   PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                FOR    WITHHELD                          FOR       AGAINST     ABSTAIN
1. Election of  / /     / /     2. Ratify Appointment    / /        / /          / /
   Directors                       of Independent
   (see reverse)                   Auditors

For, except vote withheld
from the following
nominee(s):
______________________________     BOARD RECOMMENDS A VOTE FOR
                                   #1 AND #2.
                                3. In their discretion, the
                                   proxies are authorized
                                   to vote upon such other
                                   business as may properly
                                   come before the meeting.



PARTICIPANT'S SIGNATURE__________________________DATE_____________
NOTE: Please sign, date and return promptly to Key Trust Company of Ohio, N.A.
      in the enclosed envelope to protect confidentiality.

         CONFIDENTIAL VOTING INSTRUCTIONS (UNALLOCATED SHARES ONLY)

         To Key Trust Company of Ohio, N.A., Trustee for the Eaton Corporation Share Purchase and Investment Plan ("Plan"):

         The undersigned, as a participant in the above Plan, hereby directs the Trustee to vote in person or by proxy the number of common shares of Eaton Corporation which are not allocated to the account of any participant in the Plan (the "unallocated shares") as to which the undersigned is entitled to direct the voting in accordance with the provisions of the Plan at the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, Cleveland, Ohio, on April 24, 1996, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR Items #1 and #2 unless contrary voting instructions are indicated on the reverse side of this card. Unallocated shares are voted by the Trustee as directed by the participants who return signed voting instruction cards.

         Election of Directors:  C. E. Hugel, J. R. Miller, F. C. Moseley and
         V. A. Pelson

                                                                SEE REVERSE
                                                                   SIDE

X   PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                 FOR     WITHHELD                          FOR       AGAINST     ABSTAIN
1. Election of   / /      / /      2. Ratify Appointment  / /          / /         / /
   Directors                          of Independent
   (see reverse)                      Auditors

For, except vote withheld
from the following
nominee(s):
_______________________________       BOARD RECOMMENDS A VOTE FOR
                                      #1 AND #2.

                                   3. In their discretion, the
                                      proxies are authorized
                                      to vote upon such other
                                      business as may properly
                                      come before the meeting.



PARTICIPANT'S SIGNATURE_____________________________DATE_______________
NOTE: Please sign, date and return promptly to Key Trust Company of Ohio, N.A.
      in the enclosed envelope to protect confidentiality.

         CONFIDENTIAL VOTING INSTRUCTIONS

         To Key Trust Company of Ohio, N.A., Trustee for the Eaton Corporation Share Purchase and Investment Plan ("Plan"):

         The undersigned, as a participant in the above Plan, hereby directs the Trustee to vote in person or by proxy (a) all common shares of Eaton Corporation credited to the undersigned's account under the Plan on the record date ("allocated shares") and (b) the proportionate number of common shares of Eaton Corporation which are not allocated to the account of any participant ("unallocated shares") as to which the undersigned is entitled to direct the voting in accordance with the Plan provisions, in each case at the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, Cleveland, Ohio, on April 24, 1996, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR Items #1 and #2 unless contrary voting instructions are indicated on the reverse side of this card. Under the Plan, allocated shares for which the Trustee does not receive directions in the form of a signed voting instruction card are voted by the Trustee in accordance with and in the same proportion as the allocated shares for which it receives voting instructions. Unallocated shares are voted by the Trustee as directed by the participants who return signed voting instruction cards. (Any participant wishing to vote the unallocated shares differently from the allocated shares may do so by requesting a separate voting instruction card from Key Trust Company of Ohio, N.A. at P.O. Box 91037, Cleveland, Ohio 44101-3037 (216) 813-6152.)

         Election of Directors:  C. E. Hugel, J. R. Miller, F. C. Moseley and
         V. A. Pelson

                                                                SEE REVERSE
                                                                   SIDE

X   PLEASE MARK YOUR                        PLAN SHARES
    VOTES AS IN THIS
    EXAMPLE.


                FOR   WITHHELD                        FOR       AGAINST     ABSTAIN
1. Election of  / /    / /     2. Ratify Appointment  / /         / /         / /
   Directors                      of Independent
   (see reverse)                  Auditors

For, except vote withheld
from the following
nominee(s):
____________________________      BOARD RECOMMENDS A VOTE FOR
                                  #1 AND #2.

                               3. In their discretion, the
                                  proxies are authorized
                                  to vote upon such other
                                  business as may properly
                                  come before the meeting.




PARTICIPANT'S SIGNATURE___________________________DATE____________
NOTE: Please sign, date and return promptly to Key Trust Company of Ohio, N.A.
      in the enclosed envelope to protect confidentiality.